Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 1)
--------------------------------------------------------------------------------

New Issue Marketing Materials

$ 787,433,000 (Approximate)

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7

Structured Asset Mortgage Investments II Inc.
Depositor

Wells Fargo Bank, NA
Master Servicer

Citibank, N.A.
Trustee

Bear, Stearns & Co.
Sole and Lead Underwriter

September 17, 2007

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 2)
--------------------------------------------------------------------------------

                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here www.bearstearns.com/prospectus/sami or visit the following website: www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 3)
--------------------------------------------------------------------------------

                         STATEMENT REGARDING ASSUMPTIONS
            AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Bear Stearns, not as agent for any issuer, and although it may be based on data supplied to it by the issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results, which may differ substantially from those, reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models or performance analysis, which are likely to produce different results, and any other further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or liquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 4)
--------------------------------------------------------------------------------

                           $786,609,000 (Approximate)

             Structured Asset Mortgage Investments II Trust 2007-AR7
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2007-AR7

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                                 Master Servicer

                                 Citibank, N.A.
                                     Trustee

TRANSACTION HIGHLIGHTS:

------------------------------------------------------------------------------------------------------------------------------
                                                                         Legal
                               Expected      CE                          Final
                               Ratings     Levels                      Maturity
Classes       Sizes (1)      (S&P/Fitch)     (2)         Coupon          Date                  Certificate Type
------------------------------------------------------------------------------------------------------------------------------
                                                  Offered Certificates
------------------------------------------------------------------------------------------------------------------------------
 I-A-1      $278,485,000      AAA / AAA    46.72%      Floater (5)     10/25/47          Group I Super Senior Floater
 I-A-2      $92,828,000       AAA / AAA    28.96%        WAC (6)       10/25/47   Group I Senior Support Pass-Through Level I
 II-A-1     $168,353,000      AAA / AAA    28.96%        WAC (7)       10/25/47       Group II Super Senior Pass-Through
  A-4     $134,917,000 (3)    AAA / AAA    11.20%        WAC (3)       10/25/47           Senior Support Pass-Through
III-A-1     $43,034,000       AAA / AAA    28.96%        WAC (9)       10/25/47       Group III Super Senior Pass-Through
III-A-2     $10,759,000       AAA / AAA    11.20%        WAC (9)       10/25/47      Group III Senior Support Pass-Through
 I-X-1        Notional        AAA / AAA      NA        Fixed (10)      10/25/47          Group I Senior Interest Only
 I-X-2        Notional        AAA / AAA      NA        Fixed (11)      10/25/47          Group I Senior Interest Only
 II-X-1       Notional        AAA / AAA      NA        Fixed (13)      10/25/47          Group II Senior Interest Only
  X-4       Notional (4)      AAA / AAA      NA         Fixed (4)      10/25/47              Senior Interest Only
III-X-1       Notional        AAA / AAA      NA         WAC (15)       10/25/47         Group III Senior Interest Only
III-X-2       Notional        AAA / AAA      NA         WAC (16)       10/25/47         Group III Senior Interest Only
  B-1       $20,916,000       AA+ / AA+     8.65%       WAC (17)       10/25/47               Subordinate Floater
  B-2       $10,663,000        AA+ / AA     7.35%       WAC (17)       10/25/47               Subordinate Floater
  B-3        $6,562,000        AA / AA-     6.55%       WAC (17)       10/25/47               Subordinate Floater
  B-4        $6,152,000        AA / A+      5.80%       WAC (17)       10/25/47               Subordinate Floater
  B-5        $6,562,000        AA- / A      5.00%       WAC (17)       10/25/47               Subordinate Floater
  B-6        $8,202,000        A / BBB      4.00%       WAC (17)       10/25/47               Subordinate Floater
------------------------------------------------------------------------------------------------------------------------------
                                                       Components
------------------------------------------------------------------------------------------------------------------------------
 I-A-3      $92,829,000       AAA / AAA    11.20%        WAC (6)       10/25/47   Gr. I Senior Support Pass-Through Level II
 II-A-2     $42,088,000       AAA / AAA    11.20%        WAC (8)       10/25/47       Gr. II Senior Support Pass-Through
 I-X-3        Notional        AAA / AAA      NA        Fixed (12)      10/25/47          Group I Senior Interest Only
 II-X-2       Notional        AAA / AAA      NA        Fixed (14)      10/25/47          Group II Senior Interest Only
------------------------------------------------------------------------------------------------------------------------------
                                                Non-Offered Certificates
------------------------------------------------------------------------------------------------------------------------------
  B-7       $13,944,000        BB / BB      2.30%       WAC (17)       10/25/47               Subordinate Floater
  B-8        $6,972,000         B / B       1.45%       WAC (17)       10/25/47               Subordinate Floater
  B-9       $11,894,970        NR / NR      0.00%       WAC (17)       10/25/47               Subordinate Floater
------------------------------------------------------------------------------------------------------------------------------

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 5)
--------------------------------------------------------------------------------

Notes:

      (1.) In the case of the Class A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

      (2.) The Credit Enhancement percentages are preliminary and are subject to change based upon the final pools as of the Cut-Off Date and additional rating agency analysis.

      (3.) The Class A-4 Certificates will be deemed for purposes of the distribution of interest and principal and the allocated of losses to consist of two components as described in under "Components" in the table above. The Class A-4 Certificates will be entitled to all distributions of principal of and interest on, and all other distributions with respect to, the Class I-A-3 Components and Class II-A-2 Components. The components are not severable.

      (4.) The Class X-4 Certificates will be deemed for purposes of the distribution of interest and principal and the allocated of losses to consist of two components as described in under "Components" in the table above. The Class X-4 Certificates will be entitled to all distributions of principal of and interest on, and all other distributions with respect to, the Class I-X-3 Components and Class II-X-2 Components. The components are not severable

      (5.) The Pass-Through Rate for the Class I-A-1 Certificates will be floating rate based on One-Month LIBOR plus 0.85%, subject to the lesser of (i) 10.50%, and (ii) the Net Rate Cap. On the first distribution date after the Optional Termination Date, the margin on the Class I-A-1 Certificates will increase to 2 times the original margin of such certificate.

      (6.) Up to and including the distribution date in September 2012, the Class I-A-2 Certificates and Class I-A-3 Components will bear interest at a variable rate ("the Pass-Through Rate") equal to the weighted average net rate of the group I mortgage loans minus approximately 0.928% per annum. The Pass- Through Rate with respect to the first Distribution Date is expected to be approximately 6.350% per annum. After the distribution date in September 2012, the Class I-A-2 Certificates and Class I-A-3 Components will bear interest at a variable rate equal to the weighted average net rate of the group I mortgage loans.

      (7.) Up to and including the distribution date in October 2012, the Class II-A-1 Certificates will bear interest at a variable rate ("the Pass-Through Rate") equal to the weighted average net rate of the group II mortgage loans minus approximately 1.162% per annum. The Pass-Through Rate with respect to the first Distribution Date is expected to be approximately 6.200% per annum. After the distribution date in October 2012, the Class II-A-1 Certificates will bear interest at a variable rate equal to the weighted average net rate of the group II mortgage loans.

      (8.) Up to and including the distribution date in October 2012, the Class II-A-2 Components will bear interest at a variable rate ("the Pass-Through Rate") equal to the weighted average net rate of the group II mortgage loans minus approximately 1.012% per annum. The Pass-Through Rate with respect to the first Distribution Date is expected to be approximately 6.350% per annum. After the distribution date in October 2012, the Class II-A-2 Components will bear interest at a variable rate equal to the weighted average net rate of the group II mortgage loans.

      (9.) The Pass-Through Rate with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates will be the lesser of (i) 6.500%, and
            (ii) the Net Rate Cap on the Group III Mortgage Loans. The Pass-Through Rate with respect to the first distribution date is expected to be approximately 6.500% per annum.

      (10.) The Class I-X-1 Certificates will bear interest at a variable pass-though rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the group I mortgage loans over (y) the weighted average pass-through rate of the Class I-A-1 Certificates based on a notional amount equal to the aggregate current principal balance of the Class I-A-1 Certificates.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 6)
--------------------------------------------------------------------------------

      (11.) Up to and including the distribution date in September 2012, the Class I-X-2 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.928% per annum based on a notional balance equal to the current principal balance of the Class I-A-2 Certificates. After the distribution date in September 2012, the Class I-X-2 Certificates will not bear any interest.

      (12.) Up to and including the distribution date in September 2012, the Class I-X-3 Certificates and Class will bear interest at a fixed pass-through rate equal to approximately 0.928% per annum based on a notional balance equal to the aggregate currently principal balance of the Class I-A-3 Components. After the distribution date in September 2012, the Class I-X-3 Certificates will not bear any interest.

      (13.) Up to and including the distribution date in October 2012, the Class
            II-X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 1.162% per annum based on a notional balance equal to the current principal balance of the Class II-A-1 Certificates. After the distribution date in October 2012, the Class II-X-1 Certificates will not bear any interest.

      (14.) Up to and including the distribution date in October 2012, the Class
            II-X-2 Components will bear interest at a fixed pass-through rate equal to approximately 1.012% per annum based on a notional balance equal to the current principal balance of the Class II-A-2 Components. After the distribution date in October 2012, the Class II-X-2 Components will not bear any interest

      (15.) The Pass-Through Rate will respect to the Class III-X-1 Certificates will be the minimum of (i) 0.00%, and (ii) the weighted average net rate of the group III mortgage loans minus the Pass-Through Rate of the Class III-A-1 Certificates. The Pass-Through Rate with respect to the first distribution date is expected to be approximately 0.812% per annum.

      (16.) The Pass-Through Rate will respect to the Class III-X-2 Certificates will be the minimum of (i) 0.00%, and (ii) the weighted average net rate of the group III mortgage loans minus the Pass-Through Rate of the Class III-A-2 Certificates. The Pass-Through Rate with respect to the first distribution date is expected to be approximately 0.812% per annum.

      (17.) The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class
            B-6, Class B-7, Class B-8 and Class B-9 Certificates (collectively, the "Class B Certificates" or "Subordinate Certificates") will bear interest at a variable rate ("the Pass-Through Rate") equal to the weighted average net rate of the mortgage loans. The Pass-Through Rate with respect to the first Distribution Date is expected to be approximately 7.305% per annum.

      (18.) As further described herein, the Class I-A-1 Certificates will benefit from the Cap Corridor Agreement.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 7)
--------------------------------------------------------------------------------

COLLATERAL SUMMARY: AGGREGATE

                                                                                      Minimum       Maximum
                                                                                      -------    ----------
Scheduled Principal Balance                $ 820,243,970                              $35,000    $3,885,845
Average Scheduled Principal Balance        $     401,883
Number of Mortgage Loans                           2,041

Weighted Average Gross Coupon                      7.781%                               6.000%       10.375%
Weighted Average FICO Score                          720                                  620           843
Weighted Average Original LTV                      79.00%                               16.00%       100.00%

Weighted Average Original Term                       360                                  360           480
Weighted Average Stated Remaining Term               358                                  350           479
Weighted Average Seasoning                             2                                    0            10

Weighted Average Gross Margin                      2.868%                               0.000%        6.000%
Weighted Average Minimum Interest Rate             2.868%                               0.000%        6.000%
Weighted Average Maximum Interest Rate            11.804%                               6.500%       15.375%

Weighted Average Months to Roll                       56                                    0           119

Latest Maturity Date                            8/1/2047     Full/Alternative                         19.66%
Maximum Zip Code Concentration               10021 (0.58%)   Limited                                   0.02%
                                                             No Income/No Asset                        0.73%
FIXED                                               7.39%    No Income/Verif Asset                     1.79%
ARM                                                92.61%    No Ratio                                  8.05%
                                                             Stated Income                            68.98%
3YR Hybrid Option ARM                               1.69     Stated/Stated                             0.76%
5YR Hybrid Option ARM                              83.65
7YR Hybrid Option ARM                               5.18     Cash Out Refinance                       37.11%
10YR Hybrid Option ARM                              2.10     Purchase                                 27.91%
FIXED NEGAM                                         7.39     Rate/Term Refinance                      34.98%

First Lien                                           100%    2-4 Family                                7.14%
                                                             Condominium                               9.45%
Prepay Penalty:                                              PUD                                      20.40%
No PP   NoPP                                       19.09%    Single Family                            62.70%
4MPP    Hard                                        0.87%    Townhouse                                 0.31%
6MPP    Hard                                        0.29%
12MPP   Hard                                       27.57%    Investor                                 18.96%
12MPP   Soft/Unk                                    0.21%    Owner Occupied                           76.10%
24MPP   Combo                                       0.67%    Second Home                               4.95%
24MPP   Hard                                        5.41%
36MPP   Combo                                       8.20%    Top 5 States:
36MPP   Hard                                       36.36%    California                               43.47%
36MPP   Soft/Unk                                    1.32%    Florida                                  10.86%
                                                             Arizona                                   5.00%
                                                             Washington                                4.84%
                                                             New York                                  3.58%

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 8)
--------------------------------------------------------------------------------

COLLATERAL SUMMARY: GROUP I

                                                                                      Minimum       Maximum
                                                                                      -------    ----------
Scheduled Principal Balance                $ 522,682,651                              $35,000    $3,885,845
Average Scheduled Principal Balance        $     420,501
Number of Mortgage Loans                           1,243

Weighted Average Gross Coupon                      7.738%                               6.125%       10.375%
Weighted Average FICO Score                          721                                  620           843
Weighted Average Original LTV                      77.92%                               18.87%       100.00%

Weighted Average Original Term                       360                                  360           480
Weighted Average Stated Remaining Term               358                                  350           479
Weighted Average Seasoning                             2                                    0            10

Weighted Average Gross Margin                      2.823%                               2.250%        6.000%
Weighted Average Minimum Interest Rate             2.823%                               2.250%        6.000%
Weighted Average Maximum Interest Rate            12.739%                               6.000%       15.375%

Weighted Average Months to Roll                       60                                   31           119

Latest Maturity Date                            8/1/2047     Full/Alternative                         18.08%
Maximum Zip Code Concentration               10021 (0.92%)   No Income/No Asset                        0.86%
                                                             No Income/Verif Asset                     1.79%
                                                             No Ratio                                  9.30%
ARM                                                  100%    Stated Income                            69.01%
                                                             Stated/Stated                             0.97%
3YR Hybrid Option ARM                               2.09%
5YR Hybrid Option ARM                              90.36%
7YR Hybrid Option ARM                               5.31%    Cash Out Refinance                       36.99%
10YR Hybrid Option ARM                              2.24%    Purchase                                 28.08%
                                                             Rate/Term Refinance                      34.93%
First Lien                                           100%
                                                             2-4 Family                                6.63%
Prepay Penalty:                                              Condominium                              10.10%
No PP   NoPP                                       21.43%    PUD                                      20.63%
4MPP    Hard                                        0.92%    Single Family                            62.20%
6MPP    Hard                                        0.39%    Townhouse                                 0.44%
12MPP   Hard                                       27.46%
12MPP   Soft                                        0.20%    Investor                                 18.37%
24MPP   Combo                                       0.85%    Owner Occupied                           76.02%
24MPP   Hard                                        4.51%    Second Home                               5.61%
36MPP   Combo                                       9.17%
36MPP   Hard                                       33.60%    Top 5 States:
36MPP   Soft                                        1.49%    California                               44.83%
                                                             Florida                                  11.15%
                                                             Arizona                                   5.69%
                                                             Washington                                5.12%
                                                             New York                                  3.73%

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 9)
--------------------------------------------------------------------------------

COLLATERAL SUMMARY: GROUP II

                                                                                      Minimum       Maximum
                                                                                      -------    ----------
Scheduled Principal Balance                $ 236,983,163                              $45,737    $2,989,805
Average Scheduled Principal Balance        $     381,002
Number of Mortgage Loans                             622

Weighted Average Gross Coupon                      7.867%                               6.000%        9.785%
Weighted Average FICO Score                          719                                  620           829
Weighted Average Original LTV                      81.47%                               34.63%       100.00%

Weighted Average Original Term                       360                                  360           480
Weighted Average Stated Remaining Term               358                                  350           479
Weighted Average Seasoning                             2                                    0            10

Weighted Average Gross Margin                      2.964%                               0.000%        4.375%
Weighted Average Minimum Interest Rate             2.964%                               0.000%        4.375%
Weighted Average Maximum Interest Rate            12.758%                              10.950%       14.875%

Weighted Average Months to Roll                       61                                   33           119

Latest Maturity Date                            8/1/2047     Full/Alternative                         19.66%
Maximum Zip Code Concentration               30642 (1.26%)   Limited                                   0.07%
                                                             No Income/No Asset                        0.63%
                                                             No Income/Verif Asset                     2.25%
ARM                                                  100%    No Ratio                                  7.38%
                                                             Stated Income                            69.52%
3YR Hybrid Option ARM                               1.22%    Stated/Stated                             0.50%
5YR Hybrid Option ARM                              90.22%
7YR Hybrid Option ARM                               6.21%    Cash Out Refinance                       34.64%
10YR Hybrid Option ARM                              2.34%    Purchase                                 28.01%
                                                             Rate/Term Refinance                      37.34%
First Lien                                           100%
                                                             2-4 Family                                8.22%
Prepay Penalty:                                              Condominium                               8.29%
No PP   NoPP                                       15.14%    PUD                                      21.82%
4MPP    Hard                                        0.99%    Single Family                            61.56%
6MPP    Hard                                        0.15%    Townhouse                                 0.11%
12MPP   Hard                                       29.46%
12MPP   Soft                                        0.30%    Investor                                 20.77%
24MPP   Combo                                       0.46%    Owner Occupied                           75.65%
24MPP   Hard                                        6.49%    Second Home                               3.58%
36MPP   Combo                                       8.17%
36MPP   Hard                                       37.57%    Top 5 States:
36MPP   Soft                                        1.28%    California                               44.94%
                                                             Florida                                  10.86%
                                                             Washington                                4.69%
                                                             Arizona                                   3.94%
                                                             Maryland                                  3.65%

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 10)
--------------------------------------------------------------------------------

COLLATERAL SUMMARY: GROUP III

                                                                                      Minimum       Maximum
                                                                                      -------    ----------
Scheduled Principal Balance                $  60,578,156                              $39,066    $3,417,617
Average Scheduled Principal Balance        $     344,194
Number of Mortgage Loans                             176

Weighted Average Gross Coupon                      7.806%                               6.500%       10.000%
Weighted Average FICO Score                          717                                  636           807
Weighted Average Original LTV                      78.68%                               16.00%       100.00%

Weighted Average Original Term                       360                                  360           360
Weighted Average Stated Remaining Term               358                                  356           359
Weighted Average Seasoning                             2                                    1             4

Weighted Average Gross Margin                      0.000%                               0.000%        0.000%
Weighted Average Minimum Interest Rate             0.000%                               0.000%        0.000%
Weighted Average Maximum Interest Rate             7.806%                               7.806%        7.806%

Weighted Average Months to Roll                        0                                    0             0

Latest Maturity Date                            8/1/2037     Full/Alternative                         33.31%
Maximum Zip Code Concentration               90027 (5.64%)   Stated Income                            66.69%

FIXED                                                100%
ARM                                                    0%

FIXED NEGAM                                       100.00%

                                                             Cash Out Refinance                       47.73%
                                                             Purchase                                 26.02%
                                                             Rate/Term Refinance                      26.25%
First Lien                                           100%
                                                             2-4 Family                                7.33%
Prepay Penalty:                                              Condominium                               8.31%
No PP   NoPP                                       14.37%    PUD                                      12.80%
12MPP   Hard                                       21.20%    Single Family                            71.57%
24MPP   Hard                                        9.01%
36MPP   Hard                                       55.42%
                                                             Investor                                 16.89%
                                                             Owner Occupied                           78.54%
                                                             Second Home                               4.56%

                                                             Top 5 States:
                                                             California                               25.97%
                                                             Florida                                   8.40%
                                                             Virginia                                  7.24%
                                                             Massachusetts                             7.09%
                                                             New York                                  6.76%

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 11)
--------------------------------------------------------------------------------

Description of the Collateral:

As of the Cut-Off Date, the aggregate principal balance of the Mortgage Loans described herein will be approximately $820 million and includes information pertaining to initial mortgage loans and subsequent mortgage loans. The initial mortgage loans will be the mortgage loans deposited in the trust on the closing date. The subsequent mortgage loans are expected to be approximately 13% of the collateral balance. The subsequent mortgage loans are identified and are expected to be transferred to the trust no later than December 15, 2007.

The collateral information set forth in this term sheet represents a statistical sample of the total pool.

The mortgage loans are Fixed Rate Negative Amortization, 3, 5, 7 and 10yr. Secure Option ARM loans which have an initial fixed-rate for the first three, five, seven or ten years following their origination and then adjust monthly or every six months thereafter based on the 12 Month MTA and Six-Month LIBOR (the "Index") plus the related margin (the " Gross Margin"). On each due date during the period from origination to the earlier to occur of (i) the end of the first three, five or seven years or (ii) the unpaid principal balance of the loan exceeds a percentage, either 110%, 115% or 120% as applicable, of the original principal balance (the "Option Period") the borrower can choose to make (1) the minimum payment, (2) an interest only payment or (3) a fully amortizing payment. If the borrower chooses to make the minimum payment, which is generally 3% per annum less than the initial note rate, the deferred interest will result in negative amortization of the loan. After the end of the Option Period and until the end of the first ten years from origination (the "Interest Only Period"), the borrower must make at least an interest only payment based on the then current outstanding principal balance and the note rate in effect for each month. After the Interest-Only Period expires at the end of the 120th month of the loan, the monthly payment will recast to amortize fully the then unpaid principal balance over its remaining term to maturity. The mortgage loans provide for the adjustment to their respective mortgage rate at the end of the initial fixed-rate period and every month or six months thereafter (each such date, an "Adjustment Date") in accordance with the terms of the related mortgage note to equal the sum of (1) the Index and (2) the Gross Margin.

      o Approximately 19.09% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 1.53% of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is not enforced if the borrower has sold the underlying property; and approximately 70.50% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.

      o Approximately 19.66% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 69.74% of the mortgage loans were originated based on the stated income of the borrower.

      o The two states with the largest concentrations are California (43.47%) and Florida (10.86%).

      o     The non-zero weighted average FICO score is 720.

      o The weighted average LTV is 79.00%. The weighted average CLTV including subordinate financing at the time of origination is 82.72%.

      o Generally all of the mortgage loans with LTVs greater than 80% and primary mortgage insurance up to required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of the September 1, 2007. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 5% from amounts shown on the front cover hereof.

---------------------------------------------------------------------------------------------------------------------------------
                                  Gross     Net               Gross      Net      Max               Initial   Periodic    Gross
         Loan             % of     WAC      WAC      WAM     Margin    Margin     Rate    Mos to      Rate      Rate       Life
      Description         Pool      %        %      (mos.)      %         %        %       Roll      Cap %      Cap %     Cap %
---------------------------------------------------------------------------------------------------------------------------------
10YR Hybrid Option ARM     2.10    8.225    7.656      358     3.212     2.642   12.950       118       N/A        N/A    11.042
---------------------------------------------------------------------------------------------------------------------------------
3YR Hybrid Option ARM      1.69    8.021    7.545      358     3.077     2.601   12.950        34       N/A        N/A    11.211
---------------------------------------------------------------------------------------------------------------------------------
5YR Hybrid Option ARM     83.65    7.745    7.277      358     2.829     2.360   12.723        58     5.017      1.225     7.252
---------------------------------------------------------------------------------------------------------------------------------
7YR Hybrid Option ARM      5.18    8.065    7.523      358     3.284     2.741   12.950        82       N/A        N/A    10.954
---------------------------------------------------------------------------------------------------------------------------------
FIXED NEGAM                7.39    7.806    7.312      358     0.000     0.000    0.000       N/A       N/A        N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                    100.00    7.781    7.305      358     2.868     2.392   12.745        60     5.017      1.225     7.617
---------------------------------------------------------------------------------------------------------------------------------

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 12)
--------------------------------------------------------------------------------

Depositor:                      Structured Asset Mortgage Investments II Inc.

Seller and Sponsor:             EMC Mortgage Corporation.

Originators:                    The originators of the group I mortgage loan are American Home (approximately 41.07%), Greenpoint
                                (approximately 29.09%), Bear Stearns Residential (approximately 13.94%) and 8 others, each less than
                                10%.

                                The originators of the group II mortgage loan are American Home (approximately 48.76%), Greenpoint
                                (approximately 27.70%), Bear Stearns Residential (approximately 12.94%) and 5 others, each less than
                                10%.

                                100% of the group III mortgage loans are originated by American Home.

Servicers:                      100.00% of the Mortgage Loans are serviced by EMC Mortgage.

Trustee:                        Wells Fargo Bank, N.A.

Custodian:                      Wells Fargo Bank, N.A.

Underwriter:                    Bear, Stearns & Co. Inc.

Cut-off Date:                   September 1, 2007

Closing Date:                   September 18, 2007

Rating Agency:                  The Certificates will be rated by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
                                ("S&P") and Fitch Ratings ("Fitch").

Legal Structure:                REMIC.

Optional Clean-Up Call:         The Depositor, or its designee, may purchase all of the Mortgage Loans in the trust after the scheduled principal balance of the Mortgage Loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the Cut-off Date, thereby causing termination and early retirement of the Certificates.

Distribution Date:              25th day of each month (or the next business day), commencing October 25, 2007.

Last Scheduled Distribution     October 25, 2047
Date:

Class A Certificates:           The Class I-A-1, Class I-A-2, Class II-A-1, Class A-4, Class III-A-1 and Class III-A-2 Certificates.

Class A Components:             The Class I-A-3 Components and Class II-A-2 Components.

Class X Certificates:           The Class I-X-1, Class I-X-2, Class II-X-1, Class X-4, Class III-X-1 and Class III-X-2 Certificates.

Class X Components:             The Class I-X-3 Components and Class II-X-2 Components.

Offered Certificates:           The Class A Certificates, Class X Certificates, Class B-1, Class B-2, Class B-3, Class B-4, Class
                                B-5 and Class B-6 Certificates.

Non-Offered Certificates:       The Class B-7, Class B-8 and Class B-9 Certificates.

Adjustable Rate Certificates:   The Class A Certificates and Class B Certificates

Adjustable Rate                 The Class A Components.
Components:

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 13)
--------------------------------------------------------------------------------

Remittance Type:                Scheduled/Scheduled.

Registration:                   The Offered Certificates will be available in book-entry form through DTC, Clearstream and
                                Euroclear.

ERISA Considerations:           The Class A Certificates are expected to be eligible for purchase by ERISA plans. A fiduciary of any benefit plan should review very carefully with its legal advisors whether the purchase or holding of any Certificates is a prohibited transaction or not otherwise permissible under ERISA.

SMMEA Eligibility:              The Offered Certificates, other than the Class B-5 Certificates and Class B-6 Certificates, are
                                expected to constitute "mortgage related securities" for purposes of SMMEA.

Denominations:                  The Offered Certificates are issuable in minimum denominations of an original amount of$100,000 and multiples of $1,000 in excess thereof.

Record Date:                    With respect to the Offered Certificates (other than the Class I-A-1 Certificates) and any
                                Distribution Date, the last day of the prior calendar month.

                                With respect to the Class I-A-1 Certificates and any Distribution Date, the business day preceding the applicable Distribution Date, so long as such certificates are in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs

Delay Days:                     With respect to the Offered Certificates (other than the Class I-A-1 Certificates), 24 days.

                                With respect to the Class I-A-1 Certificates, 0 (zero) days.

Interest Accrual Period:        The Interest Accrual Period for the Offered Certificates (other than the Class I-A-1 Certificates)
                                and any Distribution Date is the one-month period preceding the month in which such Distribution
                                Date occurs prior to such Distribution Date. Distributions of interest on the certificates will be based on a 360-day year and a 30 day month.

                                The Interest Accrual Period for the Class I-A-1 Certificates and any Distribution Date, the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Prepayment Period:              Unless otherwise described in the related servicing agreement, the Prepayment Period with respect to any Distribution Date is the calendar month immediately proceeding the month in which such
                                Distribution Date occurs.

Compensating Interest:          On each Distribution Date, the related Servicer is required to pay Compensating Interest up to the amount of the related Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the Mortgage Loans that occurred during the Prepayment Period.

Advancing Obligation:           The Servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent deemed recoverable.

Prepayment Assumption:          A 100% prepayment assumption assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant prepayment rate ("CPR") of 25% in every month of the life of such pool.

Servicing Fee:                  With respect to each mortgage loan, a fee that accrues at the related Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month.
                                The Servicing Fee Rate for the mortgage loans is 0.375% per annum.

Credit Enhancement:             Credit Enhancement for the certificates will be provided by a senior/subordinate shifting interest structure with the Senior Support Certificates. The Senior Support Certificates provide credit support for the Super Senior Certificates. The Subordinate Certificates provide credit support for the Senior Certificates and other Subordinate Certificates with a lower class designation.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 14)
--------------------------------------------------------------------------------

Certificate Principal           With respect to any Certificate as of any distribution date the Certificate Principal Balance will
Balance:                        equal such Certificate's initial principal amount on the Closing Date, plus any related Net Deferred
                                Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any Realized Losses allocated to such class on previous distribution dates.

Net Deferred Interest:          With respect to any Certificate as of any distribution date Net Deferred Interest will be an amount equal to the product of one-twelfth of (1) the difference, if any, between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate of the related mortgage loans and (b) the
                                Adjusted Rate Cap for such distribution date and (2) the Certificate Principal Balance of the
                                Certificate immediately prior to such distribution date. Net Deferred Interest will not be allocable to the Class X Certificates.

Net Rate Cap:                   With respect to any distribution date and each class of Adjustable Rate Certificates and the
                                Adjustable Rate Components, the per annum rate equal to the weighted average of the net rates of the related mortgage loans, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, expressed as a per annum rate.

Adjusted Rate Cap:              A fraction, expressed as a percentage, the numerator of which is the sum of the amount of scheduled
                                Net Monthly Payments during the related Due Period and any additional collections during the related
                                Prepayment Period, and the denominator of which is the outstanding aggregate principal balance of the Mortgage Loans at the end of the related Due Period, multiplied by 12.

Shifting Interest:              The Senior Certificates will be entitled to receive 100% of the prepayments on the Mortgage Loans up to and including September 2014. The Senior Prepayment Percentage can be reduced to the Senior
                                Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinated Percentage over the next five years provided that (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the related Subordinate
                                Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed 30%, 35%, 40%, 45% or 50% of the Original Principal Amount of the Subordinate Certificates
                                for each test date.

                                Notwithstanding the foregoing, if after 3 years the then current Subordinate Percentages is equal to two times the initial Subordinate Percentage and (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal
                                Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed (a) on or prior to September 2010, 20% of Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the
                                Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage
                                Loans do not exceed (a) on or prior to September 2010, 20% of the Original Principal Amount of the
                                Subordinate Certificates or (b) after September 2010, 30% of the Original Principal Amount of the
                                Subordinate Certificates, then prepayments will be allocated on a pro rata basis.

                                If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then 50% of the subordinate prepayment percentage can be allocated to the subordinate classes.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 15)
--------------------------------------------------------------------------------

Cash-Flow Description:          Distributions on the certificates will be made on the 25th day of each month (or next business day), beginning in October 2007. The payments to the certificates, to the extent of available funds, will be made according to the following priority:

                                Group I Available Funds

                                      1)    Payments of interest to the holders of the Class I-A-1 Certificates, Class I-A-2
                                            Certificates, Class I-A-3 Components, Class I-X-1 Certificates and Class I-X-2
                                            Certificates based on the interest due and payable, at a rate equal to their respective
                                            Pass-Through Rates (as described on page 4 hereof); and

                                      2)    Payments of principal to the holders of the Class I-A-1 Certificates, Class I-A-2
                                            Certificates and Class I-A-3 Components based on their respective Current Principal
                                            Amounts, in an amount equal to the Group I Senior Optimal Principal Amount.

                                Group II Available Funds

                                      1)    Payments of interest to the holders of the Class II-A-1 Certificates, Class II-A-2
                                            Components and Class II-X-1 Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 4 hereof); and

                                      2)    Payments of principal to the holders of the Class II-A-1 Certificates and Class II-A-2
                                            Components based on their respective Current Principal Amounts, in an amount equal to the Group II Senior Optimal Principal Amount.

                                Group III Available Funds

                                      1)    Payments of interest to the holders of the Class III-A-1, Class III-A-2, Class III-X-1 and Class III-X-2 Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 4 hereof); and

                                      2)    Payments of principal to the holders of the Class III-A-1 Certificates and Class
                                            III-A-2 Certificates based on their respective Current Principal Amounts, in an amount equal to the Group III Senior Optimal Principal Amount.

                                Class B Certificates Available Funds

                                      1)    Payment of interest sequentially to the Class B Certificates, the interest due and payable for such distribution date;

                                      2)    Payment of interest remaining undistributed from previous distribution dates sequentially to the Class B Certificates; and

                                      3)    Such class's allocable share for such distribution date.

Allocation of Losses:           Realized Losses on the Mortgage Loans will be allocated to the most junior class of certificates outstanding beginning with the Class B-9 Certificates until the current Principal balance of each
                                Subordinate Class has been reduced to zero.

                                Thereafter, Realized Losses on the Group I Mortgage Loans will be allocated first, to the Class I-
                                A-3 Components, second, to the Class I-A-2 Certificates until zero and then to the Class I-A-1
                                Certificates until zero. Realized Losses on the Group II Mortgage Loans will be allocated first, to the Class II-A-2 Components until zero and then to the Class II-A-1 Certificates until zero.
                                Realized Losses on the Group III Mortgage Loans will be allocated first, to the Class III-A-2
                                Certificates until zero and then to the Class III-A-1 Certificates until zero.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 16)
--------------------------------------------------------------------------------

Cap Corridor Agreement for      The issuer will benefit from a series of interest rate caps payments from the Cap Corridor Provider
the Class I-A-1 Certificates:   pursuant to cap corridor agreements purchased with respect to the group I mortgage loans. The Cap
                                Corridor Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the Formula Rate on the Certificates and the Net WAC Cap Rate (the "Cap
                                Corridor Agreement").

                                      On each Distribution Date, payments under the Cap Corridor Agreement will be an amount equal to the lesser of (I) the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) the lesser of One-Month LIBOR for such
                                      Distribution Date and the related ceiling rate for such Distribution Date, over (ii) the strike rate, and (II) the sum of any Carryforward Shortfall Amount, Accrued Certificates
                                      Interest and Carryforward Amount for the Class I-A-1 Certificates for such distribution date, to the extent not covered by Available Funds for the related subgroup on such distribution date. The notional balance will be equal to the lesser of (i) the Certificate Principal
                                      Balance of the Class I-A-1 Certificates for the related distribution date and (ii) the related certificate notional amount set forth in the table below. It is anticipated that the Cap
                                      Corridor Agreement will include the following terms in the below table:

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 17)
--------------------------------------------------------------------------------

                              Cap Corridor Schedule

Distribution    Class I-A-1   Class I-A-1   Class I-A-1   Distribution   Class I-A-1   Class I-A-1   Class I-A-1
    Date          Notional       Strike       Ceiling         Date         Notional       Strike       Ceiling
-------------   -----------   -----------   -----------   ------------   -----------   -----------   -----------
    25-Oct-07   278,485,000       5.05          9.65         25-Nov-12    5,313,796        6.26         9.65
    25-Nov-07   273,543,463       6.19          9.65         25-Dec-12    5,215,958        6.50         9.65
    25-Dec-07   268,682,889       6.43          9.65         25-Jan-13    5,119,862        6.26         9.65
    25-Jan-08   263,901,911       6.19          9.65         25-Feb-13    5,025,536        6.26         9.65
    25-Feb-08   259,199,180       6.19          9.65         25-Mar-13    4,932,949        7.04         9.65
    25-Mar-08   254,573,375       6.68          9.65         25-Apr-13    4,842,067        6.26         9.65
    25-Apr-08   250,023,195       6.14          9.65         25-May-13    4,752,859        6.50         9.65
    25-May-08   245,547,363       6.38          9.65         25-Jun-13    4,665,295        6.26         9.65
    25-Jun-08   241,144,624       6.14          9.65         25-Jul-13    4,579,344        6.50         9.65
    25-Jul-08   236,813,744       6.38          9.65         25-Aug-13    4,494,976        6.26         9.65
    25-Aug-08   232,553,511       6.14          9.65         25-Sep-13    4,412,163        6.26         9.65
    25-Sep-08   228,362,733       6.14          9.65         25-Oct-13    4,330,876        6.50         9.65
    25-Oct-08   224,240,241       6.33          9.65         25-Nov-13    4,251,086        6.26         9.65
    25-Nov-08   220,184,884       6.09          9.65         25-Dec-13    4,172,767        6.50         9.65
    25-Dec-08   216,195,531       6.33          9.65         25-Jan-14    4,095,890        6.26         9.65
    25-Jan-09   212,271,072       6.10          9.65         25-Feb-14    4,020,429        6.26         9.65
    25-Feb-09   208,410,415       6.10          9.65         25-Mar-14    3,946,359        7.04         9.65
    25-Mar-09   204,612,486       6.85          9.65         25-Apr-14    3,873,653        6.26         9.65
    25-Apr-09   200,876,233       6.10          9.65         25-May-14    3,802,287        6.50         9.65
    25-May-09   197,200,617       6.33          9.65         25-Jun-14    3,618,688        6.26         9.65
    25-Jun-09   193,584,623       6.10          9.65         25-Jul-14    3,110,343        6.55         9.65
    25-Jul-09   190,026,400       6.33          9.65         25-Aug-14    1,985,208        6.32         9.65
    25-Aug-09   186,525,838       6.10          9.65         25-Sep-14    1,054,597        6.38         9.65
    25-Sep-09   183,081,969       6.10          9.65         25-Oct-14    1,035,167        6.63         9.65
    25-Oct-09   179,692,332       6.28          9.65         25-Nov-14    1,016,096        6.38         9.65
    25-Nov-09   176,356,138       6.05          9.65         25-Dec-14     997,376         6.63         9.65
    25-Dec-09   173,073,046       6.28          9.65         25-Jan-15     979,001         6.38         9.65
    25-Jan-10   169,841,588       6.05          9.65         25-Feb-15     960,964         6.38         9.65
    25-Feb-10   166,660,632       6.05          9.65         25-Mar-15     943,260         7.17         9.65
    25-Mar-10   163,529,794       6.80          9.65         25-Apr-15     925,882         6.38         9.65
    25-Apr-10   160,446,672       6.05          9.65         25-May-15     908,824         6.63         9.65
    25-May-10   157,307,193       6.28          9.65         25-Jun-15     892,080         6.38         9.65
    25-Jun-10   153,909,635       6.05          9.65         25-Jul-15     875,645         6.63         9.65
    25-Jul-10   150,046,825       6.28          9.65         25-Aug-15     859,512         6.38         9.65
    25-Aug-10   146,671,380       6.05          9.65         25-Sep-15     843,677         6.38         9.65
    25-Sep-10   141,731,762       6.04          9.65         25-Oct-15     828,134         6.63         9.65
    25-Oct-10   138,884,324       6.28          9.65         25-Nov-15     812,877         6.38         9.65
    25-Nov-10   136,074,024       6.04          9.65         25-Dec-15     797,901         6.63         9.65
    25-Dec-10   133,302,626       6.28          9.65         25-Jan-16     783,201         6.38         9.65
    25-Jan-11   130,573,087       6.04          9.65         25-Feb-16     768,771         6.38         9.65
    25-Feb-11   127,880,652       6.04          9.65         25-Mar-16     754,608         6.89         9.65
    25-Mar-11   125,222,365       6.80          9.65         25-Apr-16     740,705         6.38         9.65
    25-Apr-11   122,590,211       6.04          9.65         25-May-16     727,059         6.63         9.65
    25-May-11   119,987,170       6.28          9.65         25-Jun-16     713,664         6.38         9.65
    25-Jun-11   118,000,933       6.04          9.65         25-Jul-16     700,516         6.63         9.65
    25-Jul-11   116,035,820       6.28          9.65         25-Aug-16     687,610         6.38         9.65
    25-Aug-11   114,095,733       6.04          9.65         25-Sep-16     674,942         6.38         9.65
    25-Sep-11   112,175,219       6.04          9.65         25-Oct-16     662,507         6.63         9.65
    25-Oct-11   110,268,352       6.28          9.65         25-Nov-16     650,301         6.38         9.65
    25-Nov-11   108,361,407       6.04          9.65         25-Dec-16     638,321         6.63         9.65
    25-Dec-11   106,303,075       6.28          9.65         25-Jan-17     626,560         6.38         9.65
    25-Jan-12   104,300,792       6.04          9.65         25-Feb-17     615,017         6.38         9.65
    25-Feb-12   102,258,656       6.04          9.65         25-Mar-17     603,686         7.17         9.65
    25-Mar-12   100,112,109       6.53          9.65         25-Apr-17     592,564         6.38         9.65
    25-Apr-12    96,870,161       6.04          9.65         25-May-17     581,647         6.63         9.65
    25-May-12    92,496,902       6.28          9.65         25-Jun-17     551,216         6.37         9.65
    25-Jun-12    86,083,900       6.04          9.65         25-Jul-17     437,755         6.68         9.65
    25-Jul-12    75,471,994       6.27          9.65         25-Aug-17     178,416         6.69         9.65
    25-Aug-12    43,126,814       6.08          9.65
    25-Sep-12    11,846,313       6.10          9.65
    25-Oct-12     5,413,469       6.50          9.65

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

Structured Asset Mortgage Investments II Trust 2007-AR7
Mortgage Pass-Through Certificates, Series 2007-AR7
Computational Materials (Page 18)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Contact Information

MBS Trading

Paul Van Lingen                                 Tel: (212) 272-4976
Senior Managing Director                        pvanlingen@bear.com

Mark Michael                                    Tel: (212) 272-4976
Managing Director                               mmichael@bear.com

MBS Structuring

Chris Han                                       Tel: (212) 272-5175
Analyst                                         chan@bear.com

MBS Banking

Deirdre Burke                                   Tel: (212) 272-7646
Vice President                                  dburke@bear.com

Paul Fischetti                                  Tel: (212) 272-8794
Analyst                                         pfischetti@bear.com

Syndicate

Carol Fuller                                    Tel: (212) 272-4955
Senior Managing Director                        cfuller@bear.com

Jayme Fagas                                     Tel: (212) 272-4955
Managing Director                               jfagas@bear.com

Rating Agencies

Errol Arne  - S&P                               Tel: (212) 438-2089
                                                errol_arne@standardandpoors.com

Kei Ishidoya - Fitch                            Tel: (212) 908-0238
                                                kei.ishidoya@fitchratings.com

--------------------------------------------------------------------------------

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976   September 17, 2007
--------------------------------------------------------------------------------
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.